SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Rule 14a-12
[ ] Confidential, for Use of the Commission Only as permitted by Rule 14a-6(e)(2))

                            THE LIBERTY CORPORATION
                            ------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:

                                                                        Liberty
-------------------------------------------------------------------------------
The Liberty Corporation.   Box 789   Greenville, SC 29602-0789


                                                             September 19, 2000


Dear Shareholder:

     In reviewing our unvoted proxy list, we noticed that the shares represented by the attached proxy card(s) had not been voted as of today. Please take a moment now to vote your card and return it to us in the enclosed, postage-paid envelope.

     Thank you for helping us be sure your vote is counted at the Special Shareholders Meeting on September 29!



                                              Martha G. Williams
                                              Vice President, General
                                              Counsel & Secretary

                      INFORMATION CONCERNING PARTICIPANTS

     The Liberty Corporation and certain executive officers and directors may be deemed to be participants in the solicitation of proxies of Liberty's shareholders to approve the proposed sale of its insurance operations to Royal Bank of Canada. The directors of Liberty are Edward E. Crutchfield; John R. Farmer; Hayne Hipp; W. W. Johnson; William O. McCoy; John H. Mullin, III; Benjamin F. Payton; J. Thurston Roach; Eugene E. Stone, IV; and William B. Timmerman. As of June 30, 2000, Hayne Hipp was deemed to beneficially own approximately 11.9% of Liberty's outstanding voting shares, the directors as a group were deemed to beneficially own approximately 12.2% of Liberty's outstanding voting shares and the directors and executive officers as a group were deemed to own approximately 14.7% of Liberty's outstanding voting shares. Beneficial ownership is determined in accordance with the rules of the SEC; under these rules, a person is deemed to beneficially own, among other things, shares subject to options exercisable currently or within 60 days. Additional information about the directors and executive officers of Liberty is included in the Liberty's proxy statement for its 2000 Annual Meeting of Shareholders, filed with the SEC on May 2, 2000.

     In addition, the following persons may be deemed participants as a result of agreements among them to vote certain shares of Liberty in favor of the sale to Royal Bank of Canada: Mary Jane Hipp Brock; Gail Hipp Cook; Mason Goldsmith; Anna Kate Hipp; Hayne Hipp; John Boyd Hipp; William F. Hipp; Dorothy Gunter Leland; Frances M. McCreery; and Royal Bank of Canada. The aggregate number of shares subject to these voting agreements constitutes approximately 22.3% of Liberty's outstanding voting shares, calculated on a fully-diluted basis.

     SHAREHOLDERS OF THE LIBERTY CORPORATION AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2000 BY LIBERTY IN CONNECTION WITH THE SALE OF ITS INSURANCE BUSINESS TO ROYAL BANK OF CANADA BECAUSE IT CONTAINS IMPORTANT INFORMATION. This proxy statement and the proxy statement for the 2000 Annual Meeting of Shareholders mentioned above are available free of charge on the SEC website at www.sec.gov and from Liberty by contacting Martha G. Williams, General Counsel and Secretary, 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.


                                       3